                                                            EXHIBIT 10.1

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     This Employment  Agreement  (this  "Agreement") is made and entered into by and among Home Properties, L.P., a New York limited partnership (the "Company"),
Home Properties,  Inc., a Maryland corporation ("HME") and Edward J. Pettinella, an individual (the "Employee").

     WHEREAS,  the  Company  and the  Employee  desire to amend and  restate the
Employee's  existing  Employment  Agreement to formalize  the terms  pursuant to which the Employee will continue to be employed by the Company.

     NOW,  THEREFORE,  in  consideration  of the mutual  promises,  benefits and covenants herein contained, the parties hereby agree as follows:

     1. Term.  This Amended and Restated  Agreement will be effective on January
1, 2007 ("the Commencement  Date") and shall terminate on December 31, 2008 (the
"Expiration Date") unless terminated sooner in accordance with Section 4 of this
Agreement.  Unless  either party gives  written  notice of  termination  of this
Agreement at least 60 days prior to the Expiration  Date,  this Agreement  shall automatically  renew for an additional  one-year term, provided that the term of this Agreement may not extend beyond December 31, 2009.

     2. Duties. During the term of this Agreement,  subject to the direction and control  of the  Board of  Directors  of HME (the  "Board  of  Directors"),  the
Employee shall serve in the capacity of Chief Executive Officer and President of
HME and shall perform and discharge well and faithfully any management and other duties  consistent with the position of Chief Executive Officer and President as may be assigned to the Employee by the Board of  Directors.  The Employee  shall devote  substantially  all of his business time to the interests and business of the Company, HME and their subsidiaries and affiliates except during a customary vacation  period of four weeks per year,  periods of illness and other  absences beyond his control.

     3. Compensation, Benefits and Expenses.

     3.1 Base  Salary.  The Base  Salary to be paid to the  Employee  under this
Agreement shall be determined in the discretion of the Compensation Committee of the Board of Directors (the "Compensation Committee").

     3.2  Incentive   Compensation.   The  Employee   shall  receive   incentive
compensation pursuant to the Company's Incentive  Compensation Plan. The Company
has the right to change or  eliminate  the  Incentive  Compensation  Plan at any time.  The  incentive  compensation  to be paid to the Employee in 2007 shall be based on the Company's  performance in 2006, continuing in like progression with the incentive  compensation  to be paid in any year based on the Company's prior year's  performance,  including  the  incentive  compensation  to be paid to the
Employee in the year following the termination of this Agreement, which shall be based on the Company's  performance in the year of termination.  Notwithstanding the above, the Employee acknowledges that whether any incentive  compensation is to be paid and the amount of that  incentive  compensation  is completely in the discretion of the Compensation Committee.

     3.3 Stock Option Grants and  Restricted  Stock Awards.  On an annual basis, the Company shall review the performance of the Company and the Employee and the
Company may provide the Employee  with  additional  compensation  in the form of long-term equity incentives,  such as stock options and restricted stock, if the
Compensation  Committee  determines  that the performance of the Company and the
Employee's  contribution  to the Company  warrant the payment of such additional consideration.

     3.4 Fringe Benefits.  During the period of the Employee's  employment,  the
Company  shall  provide  the  Employee  with such  fringe  benefits  as shall be determined by the Compensation Committee, provided such fringe benefits shall be no less favorable than those provided to other senior executives of the Company,
HME or their subsidiaries or affiliates.

     3.5 Expenses. During the term of this Agreement, the Company authorizes the
Employee to incur reasonable and necessary  expenses in the course of performing his duties and rendering  services under this  Agreement,  and the Company shall reimburse the Employee for all such  expenses  within 30 days after the Employee renders to the Company an account of such expenses and such other substantiation as the Company may reasonably  request.  At the Company's  corporate office, the
Company  shall  provide  the  Employee  with an  office,  office  equipment  and
appropriate   clerical  support  to  discharge   Employee's  duties  under  this
Agreement.

     4. Termination.

     4.1  Termination.  This  Agreement may be terminated by the Company  (after approval by the Board of Directors) at any time, with or without  "Cause," or by the Employee at any time, with or without "Good Reason."

     4.2 Definition of Cause. As used herein, "Cause" shall be determined by the
Corporate  Governance/Nominating  Committee  of  the  Board  of  Directors  (the
"Corporate  Governance/Nominating  Committee")  in the reasonable and good faith exercise of its discretion,  and shall mean: (a) dishonest or fraudulent actions by the  Employee in the conduct of his duties for the Company or the  conviction of the Employee of a felony;  (b) death of the Employee;  (c) a material failure by the Employee to devote substantially all of his business time to the business of the Company;  (d) a material  failure by the Employee to follow the Company's good faith  instructions and directives that is not cured by the Employee within
60 days after receiving notice;  (e) unreasonable and material neglect,  refusal or failure by the  Employee  to perform  the duties  assigned to him that is not cured by the Employee within 60 days after receiving notice;  (f) the Employee's material  breach of this Agreement  that is not cured by the Employee  within 60 days after receiving notice;  (g) the Employee's  material breach of any portion of  Section  6 of this  Agreement;  (h) the  Employee's  breach  of the  Code of
Business  Conduct  and  Ethics  of Home  Properties,  Inc.  and  its  Affiliated
Companies and/or the Company's Code of Ethics for Senior Financial Officers (the
"Code of Ethics"); (i) any other act or omission which subjects the Company, HME or their subsidiaries or affiliates to substantial public disrespect, scandal or ridicule;  (j) any governmental  regulatory agency recommends or orders that the
Company  terminate the  employment of the Employee or relieve him of his duties;
or (k) any physical or mental  disability of the Employee that prevents him from performing his duties for 90 consecutive days or for an aggregate of 180 days in any 12-month period.

     4.3  Definition of Good Reason.  As used herein,  "Good Reason" shall mean:
(a) a material  breach of this Agreement by the Company or HME that is not cured within 60 days after receiving notice of such breach,  with the determination as to whether  there has been a breach and  whether  the breach is  material  to be determined by the Corporate  Governance/Nominating  Committee in the  reasonable and good faith exercise of its discretion; or (b) any requirement by the Company that the  Employee  relocate  to a principal  place of  business  outside of the
Rochester, New York metropolitan area.

     4.4  Termination  for Cause or Without Good Reason.  In the event that: (a)
the Company  terminates this Agreement for Cause; or (b) the Employee resigns or terminates  without  Good  Reason,  then the  Employee's  rights to receive  any payments and benefits pursuant to this Agreement shall,  effective upon the date of termination,  terminate in all respects, except that the Company shall pay to the Employee any payments and benefits  hereunder that are accrued and unpaid up to such date (which  amount shall not include any incentive  compensation  under the Company's  Incentive Plan for services rendered during the year in which the termination  occurs), and shall reimburse the Employee for any expenses incurred as of such date pursuant to Section 3.5 of this  Agreement.  In the event of any termination described in this Section 4.4, then all rights of any kind under any existing  stock option held by the Employee  shall  expire  immediately  and all shares of  restricted  stock held by the  Employee as to which the  restrictions have  not  lapsed  in  accordance  with  the  provision  of the  award  shall be forfeited.

     4.5 Termination Without Cause or for Good Reason.

     4.5.1  Separation  Pay. In the event that (a) the Company  terminates  this
Agreement  for any reason other than for Cause,  or (b) the Employee  resigns or terminates  with Good  Reason,  then the Company  shall pay to the  Employee any payments  and  benefits  hereunder  that are accrued and unpaid up to, and shall reimburse the Employee for any expenses incurred pursuant to Section 3.5 of this
Agreement prior to, the date of termination.

     4.5.2  Additional  Separation  Pay. In the event of a  termination  of this
Agreement described in Section 4.5.1 of this Agreement, if the Employee executes the release and waiver under Section 4.5.3 of this Agreement and such release is not revoked,  and the Employee has complied with Section 4.9 of this  Agreement, then in addition to the  payments to be made  pursuant to Section  4.5.1 of this
Agreement:  (i) the Company  shall pay to the Employee  within 20 business  days after  termination (but no earlier than the expiration of the revocation  period for the release),  a lump sum equal to the greater of 2.9  multiplied by (x) the
Employee's Base Salary, and (y) incentive compensation  determined in accordance with  Section  3.2 of  this  Agreement  for  the  year  preceding  the  date  of termination;  (ii) the  Company shall pay to the Employee prior to March 31st of the year following  termination,  the incentive  compensation  that the Employee would have earned based on his targeted bonus as provided in Section 3.2 of this
Agreement  pro-rated  for the  portion  of the  year  that the  Employee  was an employee;  (iii) all restrictions on restricted stock held by the Employee shall lapse; (iv) all options  previously issued to the Employee shall vest and remain exercisable until the earlier of their expiration date or one year following the date of termination; and (v) the fringe benefits provided to the Employee during the Term of this  Agreement  pursuant  to Section  3.3 of this  Agreement  shall continue  until  the  earlier  to occur of (A)  December  31,  2010,  or (B) the
Employee receives substantially  equivalent benefits from a subsequent employer.
In the event that the  termination  occurs  before  the amount of the  incentive compensation for services rendered in the year preceding the date of termination has been  finally  determined,  then the  payment  to the  Employee  shall be an estimate  based on the  Employee's  targeted bonus with an adjustment to be made promptly upon the  determination  of the actual amount pursuant to the Company's
Incentive Compensation Plan.

     4.5.3  Release and Waiver.  In exchange  for the  additional  consideration under Section 4.5.2 of this  Agreement,  the Employee shall release the Company,
HME  and  their   affiliates,   and  their   directors,   officers,   employees,
shareholders,  partners,  agents  and  assigns  from  any  and  all  claims  and obligations  that  arise out of or are in any way  related  to  events,  acts or omissions  occurring  at  any  time  prior  to  or at  the  time  of  Employee's termination.  Notwithstanding the foregoing,  the Employee shall not be required to release the Company,  HME or their  affiliates  from:  (i) any  obligation to indemnify the Employee  pursuant to the articles and bylaws of the Company,  any valid fully executed indemnification  agreement with the Company, any applicable directors and officers  liability  insurance policy, and applicable law; or (ii)
any  obligations  to make  payments  to the  Employee  under  Section  4 of this
Agreement.

     The Employee shall  acknowledge  that: (A) he is knowingly and  voluntarily waiving and  releasing  any rights he may have under the Age  Discrimination  in
Employment  Act ("ADEA");  (B) that the  consideration  given for the waiver and release (i.e.,  the additional  consideration to be provided under Section 4.5.2 of this  Agreement)  is in  addition to anything of value to which he is already entitled;  and (C) that he has been advised,  as required by the ADEA, that: (1)
his waiver  and  release  does not apply to any rights or claims  that may arise after  the date  that he signs  such  release;  (2) he  should  consult  with an attorney prior to signing the release (although he may choose voluntarily not to do so);  (3) he has 21 days from the date he receives  the  proposed  release to consider the release  (although he may choose  voluntarily  to sign it earlier);
(4) he has seven  days  following  the date he signs the  release  to revoke the release by providing written notice of his revocation to the Board of Directors;
and (5) the  release  will not be  effective  until  the  date  upon  which  the revocation period has expired,  which will be the eighth day after the date that the release is signed by the Employee.

     The  claims  included  in this  release  and waiver do not  include  vested
rights,  if  any,  under  any  qualified   retirement  plan  in  which  Employee
participates, and his COBRA, unemployment compensation and worker's compensation rights,  if any.  Nothing in this release  shall be  construed  to  constitute a waiver of (a) any claims  Employee may have against the Employer that arise from acts or  omissions  that occur after the  effective  date of this  Release,  (b)
Employee's right to file an administrative  charge with any governmental  agency concerning  the  termination  of that  employment  or (c)  Employee's  right  to participate in any administrative or court investigation, hearing or proceeding.
Employee  agrees,  however,  to waive  and  release  any  right to  receive  any individual remedy or to recover any individual monetary or non-monetary  damages as a result of any such administrative charge or proceeding.  In addition,  this release  does  not  affect  Employee's  rights  as  expressly  created  by  this
Agreement, and does not limit his ability to enforce this Agreement.

     4.6 Termination Following A Change of Control. In the event of a "Change of
Control" as defined in the Company's Executive Retention Plan (including any and all amendments  thereto) (the "Retention Plan") and a subsequent  termination of the Employee's  employment either by the Company or the Employee as described in
Section 3(a) of the Retention Plan, the benefits to be paid to the Employee upon such a termination shall be as provided in the Executive  Retention Plan, except that the  Employee  shall be paid three times his Base Salary (as defined in the
Retention  Plan) and three  times the last bonus  which was awarded to him under the Bonus Plan (as defined in the Retention Plan).

     4.7  Definition  of  Termination.  For  the  purpose  of  any  payments  or reimbursements  to be made, or any benefits to be  continued,  by the Company to the  Employee  under this Section 4 as a result of the  Employee's  termination,
"termination"  shall mean a "separation  of service" [as such term is defined in
Section 409A of the Internal Revenue Code of 1986, as amended (the "Code")].

     4.8 Delay or Reduction of Payments, Reimbursements and Benefits.

     4.8.1  Section  409A of the Code.  Notwithstanding  any  provision  of this
Section 4 to the  contrary,  if the Employee is a "specified  employee" (as such term is  defined in  Section  409A of the Code) at the time of his  termination, then,  to the extent  necessary to prevent any excise tax to the Employee  under
Section  409A of the  Code:  (a)  any  payments  or  reimbursements  that  would otherwise be made by the Company pursuant to this Section 4 before the first day of the seventh  month  following  the  Employee's  termination  instead shall be accumulated  and  paid on the  first  day of the  seventh  month  following  the
Employee's  termination;  and (b) if any of the benefits that would otherwise be provided by the Company  pursuant to this  Section 4 before the first day of the seventh  month  following  the  Employee's  termination  are treated as deferred compensation  for purposes of Section 409A of the Code,  then the Employee shall bear the full cost of such  benefits  during such period,  and the Company shall reimburse the Employee for any out-of-pocket  costs so incurred on the first day of the seventh month following the Employee's  termination.  This Section 4.8 is intended  to  delay  payments,  reimbursements  and  benefits  to  the  Employee following  termination  only if such delay is  required  by Section  409A of the
Code, and shall be construed accordingly. Unless necessary to prevent any excise tax to the Employee  under Section 409A of the Code,  this Section 4.8 shall not apply in the event of the Employee's termination as a result of his death or his disability  (if such  disability  qualifies  as a  "disability"  for purposes of
Section 409A of the Code).  Notwithstanding  any  provision of this Section 4 to the contrary,  to the extent that the continuation of the exercise period of any stock option under Section 4.7 of this  Agreement  would subject the Employee to any excise tax under Section 409A of the Code,  then the exercise period of such stock option shall only be extended to the latest  possible  date that would not subject the Employee to such excise tax.

     4.8.2 Section 162(m) of the Code. To the extent that any payment to be made to the Employee under this Section 4 would be non-deductible by the Company as a result of the $1 million  compensation limit provisions of Section 162(m) of the
Code,  then such  payment  shall not be made to the  Employee at that time,  but shall  instead,  to the extent  permissible  under  Section 409A of the Code, be deferred  and paid  without  interest to the  Employee in the first month of the taxable  year in which such  amount is fully  deductible  by the  Company  under
Section 162(m) of the Code.

     4.8.3  Section 280G of the Code. In the event that the vesting of the stock options  together with all other payments and the value of any benefit  received or to be  received  by the  Employee  would  result in all or a portion  of such payment  being subject to excise tax under Section 4999 of the Code (the "Excise
Tax"),  then the Employee's  payment shall be either (a) the full payment or (b)
such lesser  amount that would result in no portion of the payment being subject to the Excise Tax, whichever of the foregoing  amounts,  taking into account the applicable  federal,  state, and local employment  taxes,  income taxes, and the
Excise Tax,  results in the receipt by the Employee,  on an after-tax  basis, of the greatest amount of the payment  notwithstanding  that all or some portion of the payment may be taxable  under Section 4999 of the Code.  All  determinations required to be made under this  Section  4.8.3  shall be made by the  nationally recognized  accounting firm which is the Company's  outside auditor  immediately prior to the event  triggering  the payments that are subject to the Excise Tax, which  firm must be  reasonably  acceptable  to the  Employee  (the  "Accounting
Firm").  The  Company  shall  cause  the  Accounting  Firm to  provide  detailed supporting  calculations of its  determinations to the Company and the Employee.
Notice must be given to the  Accounting  Firm within  15 business  days after an event  entitling  the  Employee to a payment  under this Section 4. All fees and expenses  of the  Accounting  Firm  shall be borne  solely by the  Company.  The
Accounting Firm's determinations must be made with substantial authority (within the meaning of Section 6662 of the Code).

     4.9 No Voluntary Adverse  Assistance.  The Employee agrees that he will not voluntarily  assist any other  person in  preparing,  bringing,  or pursuing any litigation, arbitration, administrative claim or other formal proceeding against the  Company,  HME or their  subsidiaries  or  affiliates,  or  their  officers, directors, employees or partners unless pursuant to subpoena or other compulsion of law.

     5. Notices.  Any notices or other communications under this Agreement shall be in  writing  and  shall be  given by  personal  delivery  or by a  nationally recognized overnight delivery service, and shall be deemed given when personally delivered,  or on the next  business  day  following  delivery  to a  nationally recognized overnight delivery service: (a) if to the Employee,  addressed to his last  address on record with the Company;  and (b) if to the Company,  addressed to: Home Properties, L.P., 850 Clinton Square, Rochester, NY 14604, Attn: Janine
Schue and Ann  McCormick;  or to such other address or addresses as either party shall have  specified  in writing to the other party  hereto.  Any notices to be
issued   hereunder   by  the   Company   shall  be  issued   by  the   Corporate
Governance/Nominating Committee on behalf of the Company.

     6. Covenants as to Confidential Information and Non-Compete.

     6.1 Non-Compete. The Employee recognizes that by virtue of his status as an employee and a member of the Board of  Directors,  he is obligated to uphold his fiduciary and other  obligations  to the Company and HME, and to comply with all of the  restrictions  set forth in the Code of Ethics,  which is attached hereto and incorporated herein by reference.  The Employee acknowledges and agrees that he will fully and faithfully abide by the Code of Ethics for so long as he is an employee  and/or a member of the Board of Directors.  In addition,  the Employee acknowledges  and  recognizes  the highly  competitive  nature of the  Company's business  and agrees  that during the term of this  Agreement,  and in the event this  Agreement  is  terminated  for any reason other than with Cause or without
Good  Reason,  until  January  1,  2010,  the  Employee  will not,  directly  or indirectly,  without the written consent of the Real Estate Investment Committee of the Board of Directors,  own, manage,  operate,  control,  be employed by, or participate  in or be  connected  with any  entity  owning or  having  financial interest  in,  whether  direct or  indirect,  a business  entity which is in the business of owning,  operating,  acquiring,  developing or otherwise  dealing in
Market-Rate (as subsequently defined) multifamily residential real properties in the United  States and  Canada.  In  addition,  in the event this  Agreement  is terminated  for Cause or  without  Good  Reason  then,  for two years  after the termination of this  Agreement,  the Employee will not,  directly or indirectly, without the written consent of the Real Estate Investment Committee of the Board of Directors,  own, manage, operate,  control, be employed by, or participate in or be connected with any entity owning or having financial  interest in, whether direct or  indirect,  a  business  entity  which is in the  business  of owning, operating, acquiring, developing or otherwise dealing in Market-Rate multifamily residential real properties in the United States and Canada. A property shall be deemed  "Market-Rate" if there is no project-based  governmental  assistance for residents of the property,  if there is no government  subsidized interest rates that apply to the  financing  for the property and if no interests in the entity owning the  property  have been sold to a third party for purposes of that party acquiring tax credit benefits.  From and after the termination of this Agreement for any reason the above restrictions shall not be violated if and to the extent that  the  Employee  owns,  manages,  operates,  controls,  is  employed  by  or participates  in or is  connected  with any entity  owning or having a financial interest  in a business  entity  which  owns,  operates,  acquires,  develops or otherwise deals in any multifamily  residential real property consisting of: (a)
50 or fewer apartment units wherever  located;  (b) 200 or fewer apartment units if the  property  is located in a state in which the  Company  does not own real property at the time that the acquisition or transaction  occurs;  and/or (c) to the extent that the Employee's interest in any entity consists of less than a 5%
limited  partnership  interest in the case of a partnership  and less than 5% of the outstanding vesting shares in the case of a corporation in all cases so long as such ownership, management, operation or control does not violate the Code of
Ethics.

     6.2   Confidential   Information.   In  addition  to  the   obligations  of
confidentiality as set forth in the Code of Ethics, the Employee  recognizes and acknowledges the existence of confidential business matters,  trade secrets, and proprietary  information  of the Company and HME,  including  but not limited to customer lists sales, products,  markets,  inventions,  marketing strategies and
plans,   research,   practices,   procedures,   current  and  planned  corporate
strategies,  strategic customers and business partners, and the identity, skills and interest of its employees,  which matters are valuable,  special, and unique assets of the Company's and HME's  business.  The Employee shall not,  during or after the term of employment  with the Company,  disclose the Company's or HME's confidential  business matters to any person,  firm,  corporation,  partnership, association  or other entity for any reason or purpose  whatsoever,  without the prior written  consent of the Board of  Directors,  except as required by law or pursuant to legal process.

     6.3  Remedies   for  Breach  of  this  Section  6.  The  Employee   further
acknowledges  that (a)  compliance  with all of this  Section 6 is  necessary to protect the  Company's  and HME's  business and  goodwill;  (b) a breach of this
Section 6 will irreparably and constitutionally  damage the Company and HME; and
(c) an  award  of money  damages  will not be  adequate  to  remedy  such  harm.
Consequently,  the Employee agrees that, and in addition to other  remedies,  in the event he breaches or threatens to breach any of these covenants, the Company and HME shall be entitled to both: (1) a preliminary or permanent  injunction to prevent the  continuation  of such harm; and (2) money damages,  insofar as they can be determined,  including,  without  limitation,  all  reasonable  costs and attorneys'  fees incurred by the Company  and/or HME in the  enforcement  of the provision.

     6.4  Enforceability.   The  Employee   acknowledges  and  agrees  that  the
provisions of this  Agreement are reasonable and necessary for the protection of the Company and HME. If, however,  a final judicial  determination  is made by a court having  jurisdiction  that the time or territory or any other  restriction contained  in Section 6.1 of this  Agreement  is an  unreasonable  or  otherwise unenforceable restriction against the Employee, the provisions of Section 6.1 of this Agreement shall not be rendered void, but rather shall be deemed amended to apply as to the maximum time and territory and to the other extent as this court may judicially determine or indicate to be reasonable.

     7. Breach of  Agreement.  Each party agrees to indemnify  and hold harmless the others from and  against any loss,  liability,  damages,  judgments,  suits, costs or expenses  (including  the costs of  investigating  and  enforcing  each party's rights under this Agreement and attorneys'  fees and expenses)  relating to or arising from any breach by any party of the terms of this Agreement.

     8. Section 409A of the Code. To the extent applicable,  it is intended that this  Agreement  comply with the  provisions  of Section 409A of the Code.  This
Agreement shall be construed and  administered in a manner  consistent with this intent,  and any  provision  that would cause this  Agreement to fail to satisfy
Section  409A of the Code shall  have no force and effect  unless and until such provision is amended to comply with  Section  409A of the Code (which  amendment may be retroactive  to the extent  permitted by Section 409A of the Code and may be made by the Company  without the consent of the  Employee).  Any amendment to the timing and receipt of any  payment or benefit  provided  hereunder  shall be effected in a manner that is intended to be in  compliance  with Section 409A of the Code.  Any reference in this Agreement to Section 409A of the Code will also include any  proposed,  temporary or final  regulation,  or any other  guidance, promulgated with respect to such section by the U.S.  Department of the Treasury or the Internal Revenue Service.

     9. Governing Law. ALL QUESTIONS  PERTAINING TO THE VALIDITY,  CONSTRUCTION,
EXECUTION AND  PERFORMANCE  OF THIS  AGREEMENT  SHALL BE CONSTRUED IN ACCORDANCE
WITH, AND BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO
ITS PRINCIPLES OF CONFLICTS OF LAW.

     10. Entire  Agreement.  This  Agreement  and the benefit plans  referred to herein constitute the entire agreement of the parties hereto with respect to the matters contained herein, and no modification, amendment or waiver of any of the provisions of this Agreement shall be effective  unless in writing and signed by each of the parties hereto. No failure to exercise any right or remedy hereunder shall  operate as a waiver  thereof.  This  Agreement  shall be binding upon and inure  to  the  benefit  of the  parties  hereto  and  their  respective  heirs, representatives, successors and assigns.

     11.  Headings.  The  section  and  subsection  headings  contained  in this
Agreement are for reference  purposes only and shall not affect the construction or interpretation of this Agreement.

     12. Counterparts.  This Agreement may be executed in several  counterparts, and all counterparts so executed shall constitute one agreement,  binding on the parties  hereto,  notwithstanding  that both  parties are not  signatory  to the original or the same counterpart.

     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the respective dates set forth below, effective as of the latest such date.

                                            HOME PROPERTIES, L.P.
                                            By: Home Properties, Inc.
                                            Its: General Partner

Date:  November 20, 2006                    By:/s/ David P. Gardner
                                            David P. Gardner
                                            Executive Vice President

                                            HOME PROPERTIES, INC.

Date:  November 20, 2006                    By:/s/  Clifford W. Smith, Jr.
                                            Clifford W. Smith, Jr.
                                            Chair of Compensation
                                            Committee of the Board of Directors

Date:  November 20, 2006                    By: /s/ Edward J. Pettinella
                                            Edward J. Pettinella